SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (date of earliest event reported):  March 30, 2000
                        Commission File Number:  0-17020


                             Sensar Corporation
             (Exact Name of Registrant as Specified in its Charter)


                Nevada                               87-0429944
     (State or other jurisdiction of               (IRS Employer
     incorporation or organization)               Identification No.)


           50 West Broadway, Suite 501
               Salt Lake City, Utah                           84101
     (Address of Principal Executive Offices)               (Zip Code)


               Registrant's Telephone Number, Including Area Code:
                               (801) 350-0587


                                       N/A
(Former name, former address, and formal fiscal year, if changed since last report)



                              ITEM 5.  OTHER EVENTS

     Sensar  Corporation  issued  the following press release on March 30, 2000.

Salt Lake City-March 30, 2000-Sensar Corporation (NASDAQ: SCII) announced today that an agreement has been signed between Net2Wireless Corporation and Pelephone Communications Ltd., the CDMA cellular carrier in Israel with over 1.2 million subscribers (a joint venture between Motorola and Bezeq), for the field- testing of the Net2Wireless Wireless Application Server ("WAS") platform. This deployment follows the installation of the WAS server on Partner Communication's GSM infrastructure in Israel, for which an agreement was signed recently (Partner is part of the international Orange Group).

The Wireless Application Server offers dynamic bandwidth solutions, enabling both circuit and packet switching technologies used in the cellular infrastructure. The Net2Wireless WAS platform enables the digital cellular operators to provide varied Internet services.

Nechemia Davidson, CEO of Net2Wireless said, "We are very excited with this agreement. The recognition of our technology emphasizes our leadership on all digital cellular systems. Value Added Services, such those provided by Net2Wireless, will become a necessity for all cellular operators, worldwide."

Net2Wireless has developed a technology to enable digital cellular operators to provide applications that would typically be provided through a 3G network, using 2G existing infrastructure and mobile devices such as PDA's, smart mobile phones and hand held computers, all these over one backbone. Net2Wireless technology utilizes state-of-the-art digital content compression, advanced pattern recognition technology and innovative streaming communication technology, supporting scalable communications from 9600 bps and higher, using ultra-low bandwidth. The system is scalable, modular and fully redundant.

The unique technology will allow the cellular operator to provide the following revolutionary wireless Internet services: Wireless Content Transmission without bandwidth and infrastructure limitations and Wireless Multimedia.

Additional information concerning Net2Wireless can be found at its website at www.net2w.com.

This press release contains certain forward-looking statements concerning the potential merger between Sensar and Net2Wireless, which is subject to a number of conditions, including obtaining shareholder approval and the satisfaction of other contractual conditions, that may or may not be met. In addition, it contains forward looking statements about the potential products of Net2Wireless which are still in the development stage and have not yet been tested in a commercial setting. These products are subject to all the risks associated with a new market introduction including technical feasibility, efficacy, market acceptance, acceptable pricing structures, and broad based consumer demand. The above statements are not meant to be predictions of the future and are subject all of the uncertainties set forth above and many others that may develop in the future. For a discussion of the contingencies and uncertainties to which the information concerning future events is subject, please refer to Sensar's report on Form 10-K for December 31, 1999, and other SEC reports.


                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 31, 2000                  SENSAR CORPORATION


                                        By   /s/ Howard S. Landa
                                          Howard S. Landa, Chairman of the Board
                                          (Chief Executive Officer and
                                          Principal Financial and Accounting
                                          Officer)